UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

AMERIGROUP CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-31574	54-1739323
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4425 Corporation Lane Virginia Beach, Virginia	23462
(Address of Principal Executive Offices)	(Zip Code)

(757) 490-6900

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 9, 2012, Amerigroup Corporation (the “Company”), WellPoint, Inc. (“WellPoint”) and WellPoint Merger Sub, Inc., an indirect wholly-owned subsidiary of WellPoint (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect wholly-owned subsidiary of WellPoint (the “Merger”).

At the effective time of the Merger, each share of Company common stock (other than treasury shares held by the Company and any shares of Company common stock beneficially owned by WellPoint, Merger Sub, any of their wholly-owned subsidiaries or any person who properly demands statutory appraisal of their shares) will be converted into the right to receive an amount in cash equal to $92.00, without interest (the “Merger Consideration”). Each option to acquire Company common stock that is outstanding and vested by its terms (including by reason of the Merger) at the effective time of the Merger will be canceled in exchange for the right to receive the Merger Consideration minus the exercise price per share of the option. Each option to acquire Company common stock that is outstanding but unvested by its terms at the effective time of the Merger will be converted into an option to acquire WellPoint common stock. Each Company equity award, including shares of restricted Company common stock and restricted stock units, that is outstanding and vested by its terms (including by reason of the Merger) at the effective time of the Merger will convert into the right to receive the Merger Consideration per share of the equity award. All other Company equity awards will convert into an equity award in respect of shares of WellPoint common stock.

The Company and WellPoint each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by the Company to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger.

The consummation of the Merger is subject to customary closing conditions, including, among others, the approval by the Company’s stockholders, the absence of certain legal impediments to the consummation of the Merger, the receipt of specified governmental consents and approvals, the early termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and, subject to materiality exceptions, the accuracy of representations and warranties made by the Company and WellPoint, respectively, and compliance by the Company and WellPoint with their respective obligations under the Merger Agreement. The Merger is not subject to any financing condition.

The Merger Agreement requires the Company to convene a stockholders meeting for purposes of obtaining the necessary Company stockholder approval and, subject to certain exceptions, the Company has agreed (i) not to solicit alternative transactions or enter into discussions concerning, or provide confidential information in connection with, any alternative transaction and (ii) that the Company’s board of directors will recommend that the Company’s stockholders adopt the Merger Agreement.

Prior to adoption of the Merger Agreement by the Company’s stockholders, the Company’s board of directors may in certain circumstances, change its recommendation that the Company’s stockholders adopt the Merger Agreement, subject to complying with certain notice and other specified conditions set forth in the Merger Agreement, including giving WellPoint the opportunity to propose changes to the Merger Agreement.

The Merger Agreement may be terminated under certain circumstances, including by the Company, prior to the adoption of the Merger Agreement by the Company’s stockholders, in the event that the Company receives an unsolicited proposal that the Company concludes, after following certain procedures, is a Superior Proposal (as defined in the Merger Agreement). In addition, WellPoint may terminate the Merger Agreement under certain circumstances, including if the Company’s board of directors withdraws or withholds its recommendation that the Company’s stockholders adopt the Merger Agreement or modifies such recommendation in a manner adverse to WellPoint or approves a proposal for an alternative transaction. In the foregoing circumstances, the Company would be required to pay WellPoint a termination fee of $146 million (the “Termination Fee”); provided that the Termination Fee would be $73 million if the basis for termination of the Merger Agreement is for the Company to enter into an alternative transaction with a third party from whom the Company receives a bona fide written proposal for an alternative transaction prior to 11:59 p.m. on August 8, 2012 (the “Excluded Period”), which the Company’s board of directors determines, prior to the end of the Excluded Period, is or is reasonably likely to lead to, a Superior Proposal.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide stockholders with information regarding its terms and is not intended to provide any factual information about WellPoint or the Company. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of parties to the Merger Agreement; and are not intended as statements of fact to be relied upon by the Company’s stockholders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. Accordingly, stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or WellPoint. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “should”, “estimates”, “intends”, “plans” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the failure to receive, on a timely basis or otherwise, the required approvals by Amerigroup’s stockholders and government or regulatory agencies; the risk that a condition to closing of the proposed transaction may not be satisfied; Amerigroup’s and WellPoint’s ability to consummate the Merger; the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected; the failure by WellPoint to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the Merger; the possibility that costs or difficulties related to the integration of Amerigroup’s and WellPoint’s operations will be greater than expected; operating costs and business disruption may be greater than expected; the ability of Amerigroup to retain and hire key personnel and maintain relationships with providers or other business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which Amerigroup and WellPoint operate, as detailed from time to time in each of Amerigroup’s and WellPoint’s reports filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in each of Amerigroup’s and WellPoint’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and Item 1.A in each of Amerigroup’s and WellPoint’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. Amerigroup and WellPoint caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Amerigroup and WellPoint or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. Neither Amerigroup nor WellPoint undertakes any obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Amerigroup and WellPoint. The proposed transaction will be submitted to the stockholders of Amerigroup for their consideration. In connection with the proposed transaction, Amerigroup will prepare a proxy statement to be filed with the SEC. Amerigroup and WellPoint plan to file with the SEC other documents regarding the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to Amerigroup’s stockholders. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Amerigroup by going to Amerigroup’s Investor Relations website page by clicking the “Investors” link at www.amerigroup.com or by sending a written request to Amerigroup’s Secretary at Amerigroup Corporation, 4425 Corporation Lane, Virginia Beach, Virginia 23462, or by calling the Secretary at (757) 490-6900.

Interests of Participants

Amerigroup and WellPoint and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Amerigroup in connection with the proposed transaction. Information regarding Amerigroup’s directors and executive officers is set forth in Amerigroup’s proxy statement for its 2012 annual meeting of stockholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 27, 2012 and February 24, 2012, respectively. Information regarding WellPoint’s directors and executive officers is set forth in WellPoint’s proxy statement for its 2012 annual meeting of shareholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 2, 2012 and February 22, 2012, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction will be contained in the proxy statement to be filed by Amerigroup with the SEC when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 9, 2012, by and among WellPoint, Inc., WellPoint Merger Sub, Inc. and Amerigroup Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP CORPORATION

By:	/s/ Nicholas J. Pace
	Name:	Nicholas J. Pace
	Title:	Executive Vice President, General Counsel and Secretary

Date: July 9, 2012

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 9, 2012, by and among WellPoint, Inc., WellPoint Merger Sub, Inc. and Amerigroup Corporation